FARMOUT AGREEMENT

THIS AGREEMENT, made and entered into by and between, **CDX Gas, LLC,** whose mailing address is 5485 Beltline Road, Suite 190, Dallas, Texas 75254 a Texas limited liability company, hereinafter sometimes referred to as **"FARMOR,"** and **Aurora Energy, Ltd.,** whose mailing address is 3760 N. US 31 South, Traverse City, Michigan 49684 a Nevada corporation, hereinafter sometimes referred to as **"FARMEE"** and is effective as of the date executed by all parties hereto or as of the date each of the parties owning working interests under the properties subject hereto have executed and entered into an agreement with FARMEE, whichever is the later.

I. TITLE

A. Representation

FARMOR and FARMEE represent, but do not warrant in any way, that they are the present owners of certain leasehold interests in the oil and gas insofar and only insofar as such oil and gas leasehold interests cover and include the Antrim Shale formation in the land situated in Charlevoix, Cheboygan and Otsego Counties, Michigan specifically described in Exhibit "A" attached hereto and made a part hereof, hereinafter referred to as "Contract Lands." FARMEE represents but does not warrant in any way, that it owns certain rights reserved in that certain Purchase and Sale Agreement dated January 21, 2002 by and between Aurora Energy, Ltd. and CDX Gas, LLC. FARMEE hereby agrees to forfeit said retained interest insofar and only insofar as the Contract Lands are concerned. FARMEE also represents but does not warrant in any way, that it owns certain leasehold interests in the oil and gas in the Contract Lands that were acquired prior to this agreement. Said interests, together with the working interest owned in each lease, and the net revenue interest attributable thereto, are listed on Exhibit "B" attached hereto. It is understood and agreed that these previously acquired interests shall be subject to this agreement and treated as if they were owned by FARMOR and included on Exhibit "A."

B. Title Data

Upon request, FARMOR shall furnish FARMEE copies of all lease and title data in FARMOR's files on the Contract Lands. If FARMEE conducts additional title work, FARMEE shall furnish FARMOR, free of charge, with copies of all lease and title opinions, abstracts (for review upon request), status reports, curative materials, or any other title information that FARMEE obtains on the Contract Lands. FARMEE shall not institute litigation involving title to the Contract Lands without first obtaining FARMOR's prior written consent.

II. WELLS AND ASSIGNMENTS

A. Assignment Upon Execution of Farmout

Upon Execution of this Farmout Agreement, FARMEE shall assign to FARMOR all of its right title and interest in those lands and leases listed on Exhibit "A" which was reserved in that certain Purchase and Sale Agreement between the parties dated January 21, 2002 and all of its right title and interest in those lands and leases listed on Exhibit "B."

B. Initial Earning Well

On or before August 15, 2004, FARMEE shall present to FARMOR a drilling schedule indicating the wells FARMEE intends to drill over the initial one (1) year period. On or before December 31, 2004, FARMEE shall commence to drill with due diligence a well, hereinafter referred to as the "Initial Earning Well" with a rig and tools capable of satisfactorily testing the Contract Depth, as defined in the following paragraph, at a location of FARMEE's choice on the Contract Lands or on lands pooled therewith.

Said Test Well shall be drilled without cost or expense to FARMOR, with due diligence, in a workmanlike manner and in accordance with good oil field practices to a depth sufficient to adequately test the Antrim Shale formation hereinafter referred to as "Contract Depth." FARMEE agrees to bear the full cost, risk, and expense of said well. The Initial Earning Well must be completed as a well capable of producing oil and/or gas or properly plugged and abandoned within one hundred twenty (120) days after the well is spudded.

If FARMEE completes the Initial Earning Well or the Substitute Earning Well as a well capable of producing oil and/or gas or as a dry hole, FARMOR shall assign to FARMEE, all of FARMOR's right, title and interest in that portion of the Contract Lands included within the spacing or proration unit for the initial earning well along with all FARMOR'S right, title and interest in the proposed spacing and proration units for the wells listed on the drilling schedule presented to FARMOR by FARMEE on or before August 15, 2005 for that specific one (1) year period from the surface of the ground to the base of the Antrim Shale formation subject only to currently existing lease burdens, including a lien in favor of Dart Energy Corporation. In addition to any specific assignment forms required to be executed by and filed with any governmental agency to effectuate said assignment such assignment shall be made in the form of assignment attached hereto as Attachment "1" and made a part hereof. Any spacing and proration units that were listed on the proposed drilling schedule for the year which were not drilled will be reassigned to

FARMOR at the end of the one (1) year period, free and clear of all liens and all other encumbrances, excepting only those burdens to which the property was subject when the property was assigned by FARMOR to FARMEE.

As used in this Agreement, the term "spacing or proration unit" shall mean the maximum size of a drilling or production unit prescribed or established for a particular well or wells for full allowable purposes by or in accordance with the rules of any governmental agency having jurisdiction thereof.

C. Substitute Well

If FARMEE encounters impenetrable substances or conditions beyond its control making further operations impracticable by generally accepted industry standards, before reaching and testing the Contract Depth, FARMEE may, at its option, after properly plugging and abandoning the well, commence the actual drilling of another well at a legal location on the Contract Lands or on lands pooled therewith, hereinafter referred to as "Substitute Earning Well." Such Substitute Earning Well shall be spudded within ninety (90) days of the drilling rig release from the abandoned well. In the event the Substitute Well is drilled to Contract Depth, in full compliance with all the terms and conditions of this Agreement, which terms and conditions are applicable to the Initial Earning Well, the Substitute Earning Well shall be treated, for all purposes, as the Initial Earning Well.

D. Additional Earning Wells

FARMEE shall have the option but not the obligation to drill additional earning wells on the Contract Lands or on lands pooled therewith as a continuous optional drilling program. Within thirty (30) days prior to the end of the preceding one (1) year period ending on August 15, FARMEE shall present a drilling schedule to FARMOR indicating the wells FARMEE intends to drill over the next one (1) year period. On or before sixty (60) days from receipt by FARMOR of said drilling schedule, FARMEE shall commence to drill with due diligence a well, hereinafter referred to as an "Additional Earning Well" with a rig and tools capable of satisfactorily testing the Contract Depth at a location of FARMEE's choice on the Contract Lands or on lands pooled therewith.

Said Test Well shall be drilled without cost or expense to FARMOR, with due diligence, in a workmanlike manner and in accordance with good oil field practices to a depth sufficient to adequately test the Contract Depth. FARMEE agrees to bear the full cost, risk, and expense of said well. The Addition Earning Well must be completed as a well capable of producing

oil and/or gas or properly plugged and abandoned within one hundred twenty (120) days after the well is spudded.

If FARMEE completes the Additional Earning Well as a well capable of producing oil and/or gas or as a dry hole, FARMOR shall assign to FARMEE, all of FARMOR's right, title and interest in that portion of the Contract Lands included within the spacing or proration unit for the additional earning well along with all FARMOR'S right, title and interest in the proposed spacing and proration units for the wells listed on the drilling schedule presented by FARMEE for that specific one (1) year period from the surface of the ground to the base of the Antrim Shale formation subject only to currently existing lease burdens. In addition to any specific assignment forms required to be executed by and filed with any governmental agency to effectuate said assignment such assignment shall be made in the form of assignment attached hereto as Attachment "1" and made a part hereof. Any spacing and proration units that were listed on the proposed drilling schedule for the year but were not drilled will be reassigned to FARMOR at the end of the one (1) year period.

As used in this Agreement, the term "spacing or proration unit" shall mean the maximum size of a drilling or production unit prescribed or established for a particular well or wells for full allowable purposes by or in accordance with the rules of any governmental agency having jurisdiction thereof.

The option to drill additional earning wells shall expire on August 14, 2007.

E. Reports and Information

In the drilling of the wells provided for in this Agreement, FARMEE agrees, at its sole cost and expense, to comply with Attachment "2" attached hereto and made a part hereof.

F. Project Payout

FARMEE shall hold, own and maintain all revenues (less lease royalties, and overriding royalties and existing burdens and encumbrances) from producing wells until such time as it has recouped therefrom one hundred percent (100%) of the following costs in the following priority (1) all drilling costs, operating costs (both internal and external as described in the COPAS attached as Exhibit "C" to the attached Joint Operating Agreement), and financing costs, and (2) repayment by FARMEE to FARMOR of FARMOR'S actual leasehold costs, including any lease renewals or extensions, and FARMOR'S actual out-of-pocket drilling and geological costs ("FARMOR's Costs") hereinafter sometimes referred to

as "Payout." Upon Payout, FARMEE shall reassign to FARMOR an undivided working interest equal to forty percent (40%) of the working interest assigned by FARMOR to FARMEE pursuant to this agreement. Prior to Payout, operation costs charged to the Payout Account and after Payout, the interests of the parties shall be governed by the Joint Operating Agreement attached hereto as Exhibit "C." FARMOR shall deliver to FARMEE an undivided forty percent (40%) of the same net revenue interest as was delivered to FARMEE by FARMOR subject to the Trust Company of the West override not to exceed four percent (4%).

Notwithstanding the provisions of the foregoing paragraph, it is anticipated that FARMEE's lender will permit FARMEE to retain, for its own use, a portion of the revenues from wells drilled under the terms hereof. To the extent that FARMEE's lender permits FARMEE to retain funds representing proceeds of production from wells drilled hereunder, net of payment of operating expenses and applicable royalties, overriding royalties and production and severance taxes, FARMEE shall pay to FARMOR forty percent (40%) of such funds. Payments made to FARMOR under the terms of this paragraph shall be applied to repayment by FARMEE to FARMOR of FARMOR's Costs and shall be credited to the FARMEE's payout account accordingly.

G. Limitations

Any assignment made under the terms of this Agreement shall be limited to rights herein described.

H. Recording of Assignment

Upon delivery of the assignment(s), FARMEE agrees to file said assignment(s) for record in the appropriate County, State or Federal offices, as applicable and to furnish FARMOR with a copy of the recorded and/or approved assignment.

I. Proportionate Reduction

If, prior to any assignments hereunder by FARMOR, FARMOR owned less than the full leasehold interest in the assigned leases or in the event any of said leases do not cover a full mineral interest, FARMOR's working interest provided for above shall be reduced in the proportion that FARMOR's leasehold interest therein bore to the full leasehold interest in the spacing or proration unit.

III. DELAY RENTALS AND SHUT-IN ROYALTIES

A. Delay Rentals

FARMOR shall make every reasonable effort to pay any delay rentals, which become due and payable after the date of this Agreement and are required to continue in force any lease covered hereby. FARMEE shall reimburse FARMOR for one hundred percent (100%) of the delay rentals as to the Contract Lands, within sixty (60) days after receiving billing therefore. In the alternative, if FARMOR intends not to pay delay rentals, it shall notify FARMEE of the same thirty (30) days or more before such delay rentals are payable. Should FARMEE elect to pay any delay rental following notice that FARMOR intends not to pay such delay rental, the lease or leases perpetuated by FARMEE's payment shall become the property of FARMEE free of any further obligation under this Agreement.

B. Shut-In/Minimum Royalties

FARMEE agrees to make any and all shut-in or minimum royalty payments required to perpetuate the lease or leases for the wells drilled on the assigned premises or acreage pooled therewith, and FARMEE shall promptly furnish FARMOR evidence of timely and satisfactory payment prior to the required date of payment. Should FARMEE elect not to pay any shut in or minimum royalty payments required to perpetuate the lease or leases assigned to FARMEE hereunder, FARMEE shall notify FARMOR of the same not less than sixty (60) days before such shut in on minimum royalty payments are due. Should FARMOR elect to pay any such shut in or minimum royalty payments, the lease, leases, or portions thereof perpetuated by FARMOR's payment of such shut in or minimum royalty payments shall become the property of FARMOR free and clear of any claim or obligation to FARMEE and shall be reassigned to FARMOR, free and clear of all encumbrances, within thirty (30) days of the date FARMOR makes such shut in or minimum royalty payments.

IV. RIGHT TO TAKE IN KIND AND CALL ON PRODUCTION

Upon project payout, FARMOR shall have the right to separately take in kind and dispose of all its share of oil, gas and coal bed methane gas. Any separate facilities, meters, lines or other equipment necessary to effectuate the intent of this paragraph shall be installed and maintained at the sole cost, risk and expense of FARMOR. FARMEE shall provide to FARMOR one (1) copy of the completion report for each well drilled on the Contract Lands or land pooled therewith within fifteen (15) days after it is filed with the applicable state agency.

V. ADDITIONAL PROVISIONS

A. Force Majeure

If because of *force majeure* any party hereto is rendered unable, in whole or in part, to carry out its obligations under this Agreement, other than obligations to pay money, the affected party shall give the other party hereto prompt notice describing the *force majeure* situation in reasonable detail, whereupon the obligations shall be suspended during, and to the extent prevented by, the *force majeure*. As used herein, the phase "*force majeure*" means strike, lockout or other industrial disturbance; act of the public enemy, war, blockade or riot; lightning, fire, storm, flood or explosion; government action, inaction, restraint or delay; unavailability of drilling rigs or other facilities or equipment or transportation thereof; inability to obtain ingress or egress to conduct operations; or any other cause, whether similar or dissimilar, which is not reasonably within the control of the affected party; provided, however, the affected party shall exercise all reasonable diligence to remove the cause of *force majeure*.

B. Relationship of Parties

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. If, for Federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. If any present or future income tax laws of the state or states in which the Contract Lands is located or any future income tax laws of the United States contain provisions similar to those in Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 under which an election similar to that provided by Section 761 of the code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws.

C. Insurance

For as long as this Agreement is in effect, FARMEE shall maintain in effect at its sole cost and expense the following minimum types and amounts of insurance coverage with an insurance company(ies) satisfactory to FARMOR.

1. Workers' Compensation insurance including Occupational Disease, that is in compliance with all Workers' Compensation laws that apply, and coverage for liability under the U.S. Longshoremen's and Harbor Worker's Compensation Act.

2. Employer's Liability Insurance with a limit of not less than ONE

MILLION DOLLARS ($1,000,000.00) per accident.

3. Comprehensive General Liability Insurance, including contractual liability insuring the indemnity agreement, if any, set forth in this Agreement, with limits of not less than ONE MILLION DOLLARS ($1,000,000.00) applicable to bodily injury, sickness or death in any one occurrence, and ONE MILLION DOLLARS ($1,000,000.00) for property damage in any one occurrence.

4. Business Automobile Liability Insurance, covering owned, non-owned, hired and all vehicles used by FARMEE with limits of not less than THREE HUNDRED THOUSAND DOLLARS ($300,000.00) applicable to bodily injury, sickness or death of any one person, and ONE MILLION DOLLARS ($1,000,000.00) for more than one person in any one occurrence, and ONE MILLION DOLLARS ($1,000,000.00) for property damage in any one occurrence.

5. All policies shall be endorsed to provide that FARMOR is an additional loss payee of such policy and that underwriters and insurance companies of FARMEE shall not have any right of subrogation against FARMOR or its affiliates, subsidiaries, agents, employees, officers, directors, invitees, co-owners, lessors, servants, contractors, sub-contractors, insurers, and underwriters.

6. Upon request FARMEE shall furnish Certificates of Insurance to FARMOR, showing to FARMOR's satisfaction that the required insurance coverages are in full force and effect.

7. In the event that FARMEE is self-insured in conformance with all applicable laws, FARMEE may self-insure for the required coverages stated above, with the prior written approval of FARMOR, which shall not be unreasonably withheld.

8. FARMEE shall require all contractors and sub-contractors to obtain and keep in force similar insurance coverage and, upon request, furnish FARMOR acceptable evidence of such insurance. All policies of FARMEE's contractors and sub-contractors shall be endorsed to provide a waiver of subrogation as set forth above.

9. **THE LIABILITY OF FARMEE UNDER THE PROVISIONS OF THIS AGREEMENT, WHEREBY FARMEE AGREES OR UNDERTAKES TO DEFEND, INDEMNIFY, PROTECT AND HOLD FARMOR HARMLESS SHALL NOT BE LIMITED TO OR BY THE INSURANCE REQUIRED OF FARMEE HEREUNDER.**

10. Any coverage provided FARMOR by FARMEE's insurance under this Agreement is primary insurance and shall not be considered contributory insurance with any insurance policies of FARMOR.

D. Compliance with Laws and Lease Obligations

FARMEE agrees that it will conduct all of its operations in full compliance with all the terms, provisions, and covenants, express or implied, of the oil and gas lease(s) upon which any well covered hereby is located, and in full compliance with all applicable Local, State and Federal laws, rules, regulations, and orders. At any time after the date hereof, FARMEE agrees to perform any remedial activities necessary or proper to restore the surface or subsurface of the Contract Lands or to assume and bear any monetary responsibility for any surface or subsurface (including groundwater) damages in lieu of or in addition to any such remedial activities which may be required by any oil and gas lease or other contract pertinent hereto, or as may be required by any applicable law or regulation of any Federal, State or local governmental body so as to place the Contract Lands in a condition as near as practicable to its condition as of the date hereof, insofar and only insofar as said surface or subsurface damage is attributable to FARMEE's activities hereunder.

E. Liens and Encumbrances

FARMEE agrees that in the location and drilling of a well on the Contract Lands, it will maintain the oil and gas lease upon which such well is located free and clear of all liens and encumbrances of whatsoever kind and character, including liens for labor performed and material furnished, **AND AGREES TO INDEMNIFY AND SAVE FARMOR HARMLESS FROM ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, AND LIABILITY ARISING OUT OF OR RESULTING FROM ANY SUCH LIENS AND ENCUMBRANCES.**

F. Claims and Lawsuits

FARMEE AGREES TO INDEMNIFY, DEFEND, AND HOLD FARMOR HARMLESS FROM AND AGAINST ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, OR LIABILITY (INCLUDING REASONABLE ATTORNEY'S FEES) ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, FARMEE'S OPERATIONS, OCCUPATION OR OWNERSHIP HEREUNDER.

G. Notices

All notices authorized or required hereunder, unless otherwise specifically

provided, shall be given in writing by mail, postage or charges prepaid, or by Telecopy and confirmed in writing and addressed to the Party to whom the notice is given at the address listed below.

CDX Gas, LLC
Attn: Gilbert A. Smith
5485 Belt Line Road, Suite 190
Dallas, Texas 75254-7672
Fax: 972-852-0488

Aurora Energy, Ltd.
Attn: John Miller
3760 N. US 31 South
Traverse City, Michigan 49684
Fax: 231-933-0757

H. Non-Performance

In the event FARMEE fails to commence, drill, and complete any well provided for herein in accordance with the terms and provisions hereof, this Agreement shall automatically terminate as to all of the Contract Lands not theretofore earned. If FARMEE fails to comply with any other provisions or requirements of this Agreement, FARMOR may give written notice to FARMEE indicating areas of non-compliance. FARMEE shall have thirty (30) days in which to correct said non-compliance. If, at the end of the thirty (30) day period, FARMEE has failed to comply therewith, this Agreement, at FARMOR's option, may be terminated as to all of the Contract Lands not theretofore earned, in which event FARMEE shall assign such Contract Lands to FARMOR, free and clear of all liens and encumbrances, excepting only those liens and encumbrances upon the Contract Lands at the time such Contract Lands were assigned to FARMEE by FARMOR. Termination of this Agreement in whole or in part shall not relieve FARMEE of the obligation to pay all bills, claims or reclamation liabilities arising out of FARMEE's operations conducted upon said lands; nor shall it relieve FARMEE of its indemnity obligations hereunder or its obligation to reimburse FARMOR for rentals paid prior to such termination. Additionally, termination of this Agreement shall not operate to prevent FARMOR from seeking and obtaining damages from FARMEE arising out of any breach of a covenant contained herein or in any assignment executed pursuant hereto. All controversies, disputes or claims between FARMOR and FARMEE and their respective subsidiaries, affiliates, shareholders, officers, directors, agents, assigns, successors and employees and subcontractors will be submitted for binding arbitration to the Dallas, Texas office of the American Arbitration Association ("AAA") on demand of either party. Such arbitration proceedings will be conducted in Dallas, Texas, and shall be heard by one arbitrator in accordance with

the then current Commercial Arbitration Rules of the AAA. The award of the arbitrator shall be conclusive and binding on all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction. Each party waives the right to contest the validity or enforceability of such award. The parties to the arbitration shall equally share the costs of the arbitration proceeding; provided that each party shall bear its own attorneys' fees and other professional fees; and provided further that, if the arbitrator shall determine that a party's position in arbitration is frivolous, that party shall bear all costs of the arbitration proceeding, including the other party's attorneys' fees. Notwithstanding anything to the contrary stated herein, part of the award the arbitrator can grant hereunder may be reimbursement by the non-prevailing party of the prevailing party's reasonable attorney's fees incurred in defense of such claim.

I. Modifications to Agreement

It is understood that time is of the essence in this Agreement and upon execution of this Agreement no provisions of this Agreement shall be modified, altered or waived except by prior written consent of the Parties. This Agreement shall be binding upon the successors and assigns of the Parties hereto and shall be deemed a covenant running with the Contract Lands.

J. Extensions and Renewals

All interests, reservations and rights of FARMOR in and to the Contract Lands and the production therefrom provided for in this Agreement shall extend to the oil and gas leases that may be assigned hereunder and to any extensions, renewals or top leases thereon that may be taken or become owned by the FARMEE within one (1) year after the surrender, termination or expiration of such leases insofar as such renewals, extensions or top leases apply to the Contract Lands. This shall be a covenant running with the land; provided that this provision shall not extend to any renewal, extension or top lease which is acquired at a date subsequent to fifteen (15) years from the date of this Agreement. FARMEE agrees to execute any instruments necessary to vest in FARMOR, under any such extensions, renewals, or top leases, the same rights and interests in and to the Contract Lands and the production therefrom as are reserved by or granted to FARMOR under the provisions of this Agreement.

K. Transfer of Interest

Any assignment or transfer of FARMEE's rights under this Agreement or the assignment provided for herein shall be made expressly subject to this

Agreement. FARMOR shall have the right to assign, mortgage, encumber or otherwise deal with or dispose of its interest hereunder in any manner without the consent of FARMEE. However, any such assignment or encumbrance by FARMOR shall be expressly made subject to this Agreement and shall be subordinated hereto.

L. Notice of Cessation of Production or Shut-in Well

If any well on said lease, or any well on tracts of land with which said lease is pooled, is completed as a commercial producer of oil or gas and ceases to produce, or is shut-in for any reason, FARMEE shall notify FARMOR, as provided in Article V. G, no later than fifteen (15) days from the date of cessation of production. Such notification shall be in writing. Such notification shall include FARMEE's plans, if any, for re-establishing production or plugging the well. If FARMEE plans remedial action, FARMEE shall keep FARMOR advised as to the status of FARMEE's work, such notification to be sent to FARMOR on each Monday following the original notification until the well is placed back on production.

M. Audits

Upon written notice to FARMEE, FARMOR may audit FARMEE's books and records relating to the calculation of Payout. Such audit rights may be exercised at any time prior to a period of twenty-four (24) months after FARMOR's receipt of notice from FARMEE that Payout status has been achieved, notwithstanding an early termination of this Farmout Agreement. FARMOR's rights to audit FARMEE's books and records thereafter or for other purposes shall be governed by applicable terms of the Operating Agreement between the parties.

N. Operating Agreement

Exhibit "C" attached hereto and made a part hereof is the form Operating Agreement agreed to by FARMOR and FARMEE which form shall be executed to become effective if and when FARMOR and FARMEE become co-owners under the term of this Farmout Agreement; provided, that the terms of the COPAS attached to the form Operating Agreement as Exhibit "C" shall, prior to Payout, govern the manner in which FARMOR's operating expenses may be debited to the FARMOR's Payout Account.. Said Operating Agreement shall name FARMEE Operator and shall govern all operations on such jointly owned Contract Lands, but shall be subject to this Farmout Agreement so that in the event of conflict, this Farmout Agreement shall govern.

O. Area Of Mutual Interest

The Parties hereby create an Area of Mutual Interest comprised of those lands and minerals within the area of the outline inscribed on the map attached hereto as Exhibit "A" and limited to depths from the surface to the base of the Antrim Shale formation, said Area of Mutual Interest to survive for the Term of the this Agreement plus a period of two (2) years. In the event either Party hereto (the "Acquiring Party") hereafter acquires any Oil and Gas Rights lying within, or partially within, the AMI, it shall promptly notify the other Party hereto (the "Non-Acquiring Party") in writing of such acquisition. Such notice shall include a full description of the Oil and Gas Rights so acquired, a copy of the instrument by which such rights were acquired by the Acquiring Party, copies of all data and information relied upon by the Acquiring Party in making its decision to acquire any Oil and Gas Rights in the AMI, and an itemized statement of the actual costs and expenses incurred, including any brokerage costs, but excluding costs and expenses of its own personnel and indirect overhead charges. All notices, proposals and responses provided for herein shall be in writing and delivered personally, by certified mail or by facsimile (to be confirmed by letter) with charges or postage prepaid and properly addressed as set forth in Article V.G. of this Agreement, Notices. Within thirty (30) days after receipt of the notice referred to above, the Non-Acquiring Party may elect to acquire its proportionate share of the interest in the Oil and Gas Rights so acquired by notifying the Acquiring Party, in writing, of such election within such thirty (30) day period; and within thirty (30) days thereof, the Non-Acquiring Party shall pay the Acquiring Party its proportionate part of the Acquisition Price. Within thirty (30) days of receipt thereof, the Acquiring Party shall assign, without covenants of warranty, to the Non-Acquiring Party its elected interest in such Oil and Gas Rights and, thereafter, the Oil and Gas Rights shall be operated under the terms and provisions of the Joint Operating Agreement attached hereto as Exhibit "C" or any then existing Joint Operating Agreement covering the Oil and Gas Rights, as applicable. The failure of the Non-Acquiring Party to respond to notice given by an Acquiring Party pursuant to this Article V.O., within the period provided for, shall conclusively serve as an election not to acquire any interest in the Oil and Gas Rights which were the subject of said notice. If any Oil and Gas Rights acquired by an Acquiring Party lie only partially within the AMI, the Non-Acquiring Party's option to acquire an interest therein shall extend only to that portion of such Oil and Gas Rights lying within the AMI. An election by a Non-Acquiring Party not to acquire an interest in Oil and Gas Rights in the nature of an option or contract shall waive any right to participate in any subsequent acquisition with respect to said interest.

P. Initial Development Well

Unless agreed otherwise, FARMEE shall not commence the drilling of a well in which the cost of drilling is to be shared between the parties under the terms of the Operating Agreement before a period of six (6) months has elapsed after the date of the first gas sales from the Earning Well or Substitute Earning Well.

Q. Other Agreements

Subject to the disclaimers of liability contained herein, FARMOR believes in good faith that as of the date of this Farmout Agreement the only agreements, other than those filed of record, affecting any interest to be assigned to FARMEE hereunder are the oil and gas leases described in Exhibit "A," that certain Purchase and Sale Agreement dated January 21, 2002 by and between Aurora Energy, Ltd. as seller and CDX Gas, LLC as buyer, that certain Land trust Credit Agreement dated August 31, 2001, by and between Dart Energy Corporation and CDX Gas, LLC, et at and that certain Participation Agreement dated August 31, 2001, by and between Dart Energy Corporation and CDX Gas, LLC, et al.

R. Conflicts

Except as may be specifically provided, if any provision of any Attachment is inconsistent with any provision contained in the body of this Agreement, the provisions in the body of this Agreement shall control.

S. Governing Law

This Agreement and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Michigan.

EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (A) THAT IT HAS THE DUTY TO READ THIS AGREEMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (B) THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT, (C) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT PROVIDE FOR THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES ATTRIBUTABLE TO THIS TRANSACTION OR THE PREMISES COVERED HEREBY THAT SUCH PARTY WOULD OTHERWISE BE RESPONSIBLE FOR UNDER

THE LAW. EACH PARTY HERETO FURTHER AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY OF SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISIONS OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS".

This Agreement will be effective only upon return of the executed copies within Fifteen (15) days from the date hereof.

CDX GAS, LLC ("FARMOR")

By: Gilbert A. Smith
Gilbert A. Smith
Vice President, Land and
Contract Administration

ACCEPTED, APPROVED AND AGREED TO THIS 4th DAY OF August 2004.

AURORA ENERGY, LTD. ("FARMEE")

By: William W Deneau
Title: PRESIDENT

State of Texas
County of Dallas

This instrument was acknowledged before me on July 23, 2004 by Gilbert A. Smith as Vice President, Land + Contract Admin of CDX Gas, LLC.

E. A. Wells
Notary in and for the State of Texas

ELIZABETH A. WELLS
Notary Public, State of Texas
My Commission Expires 01-16-06

State of Michigan
County of Grand Traverse

This instrument was acknowledged before me on August 4, 2004 by William W. Deneau as President of Aurora Energy, Ltd.

Katherine L. Dungey
My Commission expires: 2-18-05
Katherine L. Dungey

ATTACHMENT "1"

PARTIAL ASSIGNMENT OF OIL AND GAS LEASES IN SECTION __, TOWNSHIP __ NORTH, RANGE ___ WEST, _______ COUNTY, MICHIGAN

STATE OF MICHIGAN

KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF _______

THAT, **CDX GAS, LLC**, a Texas Limited Liability Company, whose mailing address is 5485 Belt Line Road, Suite 190, Dallas, Texas 75254-7672, (hereinafter called "Assignor") for and in consideration of the sum of Ten Dollars ($10.00) cash and other good and valuable consideration paid by, **AURORA ENERGY, LTD**, 3760 N. US 31 South, Traverse City, Michigan 49684 (hereinafter called "Assignee"), the receipt and sufficiency of which are hereby acknowledged, does (subject to the terms and provisions herein contained) hereby transfer, sell, assign and convey unto the said Assignee, its successors or assigns, without warranty of title, express or implied, all of Assignor's right, title, and interest owned by virtue of Assignor's interest in and to the oil and gas leases described in Exhibit A attached hereto and made a part hereof limited in depth from the surface to the base of the Antrim Shale formation.

Assignee shall assign to Assignor a forty percent (40%) working interest in and to the oil and gas leases described in Exhibit A attached hereto and made a part hereof limited in depth from the surface to the base of the Antrim Shale formation at payout pursuant to that certain Farmout Agreement dated July 23, 2004, by and between CDX Gas, LLC as Farmor and Aurora Energy, Ltd. as Farmee.

Assignee hereby assumes and agrees to comply with all obligations and covenants, express or implied, imposed upon the Lessee in the leases described in Exhibit A attached hereto, or contained in any intermediate assignments thereof insofar as concerns the interest and premises included in this Assignment, and agrees to indemnify, defend, and hold harmless Assignor from and against each and every risk, liability or expense of whatsoever kind accruing there under from and after the effective date hereof.

If at any time Assignee elects to surrender its interest in the operating and participating rights herein assigned, or allow any such lease to expire by its terms, or subject any such lease to possible cancellation for failure to comply with any express or implied provisions thereof, Assignee shall notify Assignor in writing at least ninety (90) days before the intended date of surrender or expiration, or as soon as practicable in the event of a possible cancellation, and Assignor shall have thirty (30) days thereafter to notify Assignee in writing of Assignor's election to reacquire the interests. If Assignor exercises its option to reacquire the operating and participating rights, Assignee shall promptly assign same to Assignor free and clear of all royalties, overriding royalty interests and other payments out of production, or any other lease burdens, except those in existence immediately prior to the execution and delivery of this Assignment from Assignor to Assignee.

This assignment is made subject to that certain Farmout Agreement dated July 23,

2004, by and between CDX Gas, LLC as Farmor, and Aurora Energy, Ltd. as Farmee.

The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land above described and the assigned premises and with each transfer or assignment of said lease.

This Assignment is EFFECTIVE as of ______________, 200_.

CDX GAS, LLC ("ASSIGNOR")

BY: ____________________________

PRINTED NAME: ______________________________

TITLE: ______________________________________

AURORA ENERGY, LTD ("ASSIGNEE")

BY: _______________________________________

PRINTED NAME: ______________________________

TITLE: ______________________________________

ATTACHMENT "2"

WELL REQUIREMENTS

1. **24-hr notice** prior to Moving on Location with Drilling or Completion Rig, Spudding, Wireline Logging, Coring, DST, Stimulation, Other Well Tests or Formation Evaluations and Notice of First Sales.
Please Notify the Following Persons:

GEOLOGY/ENGINEERING	MORNING REPORTS
Lawrence Finn	Lawrence Finn
(972)392-1880	(972)392-1880
LOG FAX - (972) 392-1881	**PLAIN PAPER FAX - (972) 392-1881**

2. Fax **Daily Rig Reports**, **Mud Logs** and drilling summary to Lawrence Finn (972) 392-1881 or e-mail to Lawrence.finn@cdxgas.com. Please include Hourly Time Breakdown, Bit Record, Bottom Hole Assembly, Bit weight & RPM, Pump specifications & volume, Mud Characteristics, Deviation Surveys, Daily and Cumulative Costs and 24 hr Summary of Activity.

Mail the Following to:

CDX GAS, LLC
ATTN: ED BUTLER
5485 BELT LINE ROAD, SUITE 190
DALLAS, TEXAS 75254-7672
Phone: 972-392-1880

3. Complete Drilling Plan Including: Pore Pressure Estimates, Casing, Cement, Drill String and BOP Designs, Horizontal Drilling Plan.
4. Plat and Drilling Permit
5. One Copy of Complete AFE and Drilling Contract
6. Mud Plan
7. Vendor List
8. Approved Sundry Notices, Reports, Completion Report and Authorization to transport Oil and Gas.
9. One Copy of all IADC Daily Reports
10. Cementing and treatment reports with pressure charts, Pipe Tallies, Wellhead schematic, permanent packer setting schematic and Wellbore Diagram.
11. Geological Prognosis.

12. Two Field Prints and Two Final Prints of all Wireline Logs, Mud Logs, Core Data Reports, Description Data, RFT, DST's, Desorption Tests,

Permeability and Porosity Measurements, Core Descriptions, and any other Test Reports, Directional Surveys.

A) All field prints within 5 days of logging or tests performed.
B) All final prints within 30 days from logging or testing date.
C) Digital data in LAS format on 3 ½" diskette
D) Borehole seismic digital data such as VSP's, checkshots.

13. Please Report Daily Production Volumes and Pressures in the Form of a Monthly Report by email to:

CDX GAS, LLC
ATTN: ED BUTLER
5485 BELT LINE ROAD, SUITE 190
DALLAS, TEXAS 75254-7672
email to:
Ed.Butler@cdxgas.com
Rupert.Bodden@cdxgas.com
Dan.Behrendt@cdxgas.com
(972) 392-1880 (Office)

14. All notices with respect to operations concerning the subject well should be sent as follows:

CDX GAS, LLC
ATTENTION: ED BUTLER
5485 BELT LINE ROAD, SUITE 190
DALLAS, TEXAS 75254-7672

(972) 392-1880 (office)
(972) 392-1881 (fax)
(214) 507-8003 (cell)


Exhibit "A"
Attached to and made a part of that certain Farmout Agreement updated July 23, 2004, by and between CDX Gas, LLC, as Farmer, and Aurora Energy, Ltd., as Farmee
33N/4W
33N/3W
33N/2W
32N/4W
32N/2W
Part of Charlevoix, Cheboygan, and Otsego Counties, Michigan
Contract Lands

EXHIBIT "A"

Cheboygan, Otsego, and Charlevoix Cos., MI

Attached to Farmout Agreement dated July 23, 2004, by and between CDX GAS, LLC as Farmor, and AURORA ENERGY, LTD, as Farmee

LEASE NUMBER	LESSOR	LESSEE	LEASE YEAR	LEASE MONTH	LEASE DAY	COUNTY	STATE	T	R	S	LEGAL DESCRIPTION	BOOK	PAGE
3102-09-00	MI SL # 35665	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	19	SW	817	369
3102-10-00	MI SL # 35664	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	19	SE	817	496
3102-11-00	MI SL # 35667	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	20	SW	817	468
3102-12-00	MI SL # 35666	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	20	SE	817	482
3102-24-00	MI SL # 35669	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	29	NE NW, NW NW, SE NW, SW NW	817	440
3102-25-00	MI SL # 35668	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	29	NE NE, NW NE, SW NE	817	454
3102-26-00	MI SL # 35670	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	30	NE NE, NW NE, SE NE, SW NE	817	214
3102-27-00	MI SL # 35671	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	30	NE NW, NW NW, SE NW, SW NW	817	228
3102-28-00	MI SL # 35672	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	30	NE SE, NW SE, SE SE, SW SE	817	242
3102-29-00	MI SL # 35673	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	30	NE SW, NW SW, SE SW, SW SW	817	257
3102-30-00	MI SL # 35674	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	31	NE	817	271
3102-31-00	MI SL # 35675	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	31	NW	817	398
3102-32-00	MI SL # 35676	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	31	W2 SE	817	412
3102-33-00	MI SL # 35677	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	31	SW	817	510
3102-34-00	MI SL # 35678	WHITE PINE LAND CO	1999	1	4	CHEBOYGAN	MI	33N	03W	32	NE NE, SE NE, SW NE	817	538
3102-47-00	ASHLEY, KENNETH L ET UX	ASH MINES & MINERALS,	1998	1	3	CHEBOYGAN	MI	33N	03W	34	Part of the NE SW described as commencing at the S/4 corner	647	296
3102-48-00	HANDORF, ROBERT ET AL	ASH MINES & MINERALS,	1998	1	4	CHEBOYGAN	MI	33N	03W	34	Part of the SE SW commencing at a point distant 972.62 feet	647	298
3102-67-00	MI SL # N-35661	WHITE PINE LAND CO	1999	1	4	CHARLEVOIX	MI	33N	04W	36	N2 NE, SE NE	420	894
3102-68-00	MI SL # N-35663	WHITE PINE LAND CO	1999	1	4	CHARLEVOIX	MI	33N	04W	36	NE SE, NW SE exc. 10 acres comm at the NW cor of SE	420	908
3102-69-00	MI SL # N-35662	WHITE PINE LAND CO	1999	1	4	CHARLEVOIX	MI	33N	04W	36	SE NW, SW NW	420	922
3102-14-03	DIPZINSKI, GARY R	ASH MINES & MINERALS,	2001	3	8	CHEBOYGAN	MI	33N	03W	27	E2 SW less and except a tract of land described as follows:	817	636
3102-23-00	MI SL # 38169	WHITE PINE LAND CO	2000	3	2	CHEBOYGAN	MI	33N	03W	29	NE SW, NW SW, SW SW	817	420
3102-03-00	MI SL # 35270	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	26	SW	817	157
3102-04-00	MI SL # 35509	STURGEON POINT DEV CO	1998	4	6	OTSEGO	MI	32N	03W	4	NW NE	843	87
3102-07-00	MI SL # 35515	STURGEON POINT DEV CO	1998	4	6	OTSEGO	MI	32N	03W	11	NW NE	843	73
3102-15-00	MI SL # N-35271	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	27	NW	817	143
3102-16-00	MI SL # N-35272	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	27	40 acres: NE SE; 10 acres: PARCEL H commencing at S/4	817	171
3102-17-00	MI SL # N-35273	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	27	NW SW, PARCEL C, commecning at SW corner of SEC 27,	817	186
3102-18-00	MI SL # 35274	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	28	NE	817	200
3102-19-00	MI SL # N-35276	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	28	W2 NW	817	384
3102-20-00	MI SL # 35277	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	28	SE	817	552
3102-21-00	MI SL # 35275	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	28	E2 NW	817	566
3102-22-00	MI SL # 35278	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	28	SW	817	594
3102-38-00	MI SL # 35282	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	33	SW	817	285
3102-39-00	MI SL # 35281	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	33	NW SE, SW SE	817	299
3102-40-00	MI SL # 35279	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	33	NW NE	817	608
3102-41-00	MI SL # 35280	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	33	NE NW, NW NW, SE NW, SW NW	817	622
3102-58-00	MI SL # 35284	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	35	NW NE	817	327
3102-59-00	MI SL # 35285	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	35	NE NW, NW NW, SW NW	817	341
3102-60-00	MI SL # 35286	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	35	NE SE, SE SE	817	355
3102-61-00	MI SL # 35287	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	35	NW SW, SW SW	817	580
3102-62-00	MI SL # N-35288	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	36	NE SW, NW SW, SE SW, SW SW	817	524
3102-77-00	MI SL # 35283	STURGEON POINT DEV CO	1998	4	6	CHEBOYGAN	MI	33N	03W	34	NE SE	817	313
3102-80-01	LENTINI, NICHOLAS TRUST	Meridian Energy Corporation	2002	4	24	CHEBOYGAN	MI	33N	03W	34	*SE/4 SW/4; lying E of Hwy US 27; Exc the S 10 rods. -*	840	199
3102-37-02	DUNHAM, DONALD EDWARD	Meridian Energy Corporation	2002	5	13	CHEBOYGAN	MI	33N	03W	33	*SE/4 SE/4 - comprising 40 Gross Acres and 8 Net Mineral*	840	195

EXHIBIT "A"

Cheboygan, Otsego, and Charlevoix Cos., MI

Attached to Farmout Agreement dated July 23, 2004, by and between CDX GAS, LLC as Farmor, and AURORA ENERGY, LTD, as Farmee

LEASE NUMBER	LESSOR	LESSEE	LEASE YEAR	LEASE MONTH	LEASE DAY	COUNTY	STATE	T	R	S	LEGAL DESCRIPTION	BOOK	PAGE
3102-37-03	DUNHAM-WEBB, BEATRICE A	Meridian Energy Corporation	2002	5	13	CHEBOYGAN	MI	33N	03W	33	*SE/4 SE/4 - comprising 40 Gross Acres and 8 Net Mineral*	840	191
3102-74-02	LENTINI, NICHOLAS TRUST	Meridian Energy Corporation	2002	5	29	CHEBOYGAN	MI	33N	03W	34	*S/2 SE/4 exc 7.5 acre (35 rods) square parcel located in*	849	346
3102-83-01	LENTINI, NICHOLAS TRUST	Meridian Energy Corporation	2002	5	21	OTSEGO	MI	32N	03W	3	*N/2 NE/4, S/2 NE, also all that pt of SE/4 NWfr/4 lying W of*	886	398
3102-37-04	DUNHAM, ERNEST O ET UX	Meridian Energy Corporation	2002	6	11	CHEBOYGAN	MI	33N	03W	33	*SE/4 SE/4 - comprising 40 Gross Acres and 8 Net Mineral*	846	784
3102-37-04	DUNHAM, ERNEST O ET UX	Meridian Energy Corporation	2002	6	11	CHEBOYGAN	MI	33N	03W	33	*NE/4 NE/4 - comprising 40 Gross Acres and 0 Net Mineral*	846	784
3102-01-01	BURKHARDT, TERRANCE ET UX	AURORA ENERGY, LTD	2001	8	2	OTSEGO	MI	32N	03W	1	That part of the N fractional half NW fractional quarter lying	819	513
3102-01-01	BURKHARDT, TERRANCE ET UX	AURORA ENERGY, LTD	2001	8	2	OTSEGO	MI	32N	03W	2	E frl/2; SW; S/2 NW frl/4	819	513
3102-01-01	BURKHARDT, TERRANCE ET UX	AURORA ENERGY, LTD	2001	8	2	OTSEGO	MI	32N	03W	3	SE SE	819	513
3102-01-01	BURKHARDT, TERRANCE ET UX	AURORA ENERGY, LTD	2001	8	2	OTSEGO	MI	32N	03W	11	N2 NW	819	513
3102-08-01	BURKHARDT, TERRANCE ET UX	AURORA ENERGY, LTD	2001	8	2	OTSEGO	MI	32N	03W	3	That part of the SE fractional quarter NW fractional quarter	819	508
3102-79-01	BURKHARDT, TERRANCE ET UX	AURORA ENERGY, LTD	2001	8	2	OTSEGO	MI	32N	03W	3	N2 SE	819	503
3102-65-00	LORANGER, WARREN L	STURGEON POINT DEV CO	1998	9	28	CHARLEVOIX	MI	33N	04W	36	S2 N2 NW	394	325
3102-86-00	SCANLON, LAWRENCE J ET UX	Meridian Energy Corporation	2002	9	26	CHEBOYGAN	MI	33N	03W	34	Com at *E/4 corner of sd Sec; th S 89d56'45" W alg the E and*	853	306
3102-35-00	JOLES, GARY B ET UX	ASH MINES & MINERALS,	1995	10	28	CHEBOYGAN	MI	33N	03W	33	S2 NE SE	647	254
3102-36-00	JOLES, MERLE L ET AL	ASH MINES & MINERALS,	1995	10	27	CHEBOYGAN	MI	33N	03W	33	N2 NE SE	647	256
3102-37-01	DUNHAM, EDWARD E ET UX	ASH MINES & MINERALS,	1995	10	24	CHEBOYGAN	MI	33N	03W	33	NE NE, SE SE	647	594
3102-42-00	JOLES, ORLEY C ET UX	ASH MINES & MINERALS,	1995	10	27	CHEBOYGAN	MI	33N	03W	34	NW SW	647	252
3102-45-01	FLICKINGER, PEARL L	ASH MINES & MINERALS,	1995	10	25	CHEBOYGAN	MI	33N	03W	34	N2 NW, SW NW	647	264
3102-46-00	FLICKINGER, GERALD G ET UX	ASH MINES & MINERALS,	1995	10	25	CHEBOYGAN	MI	33N	03W	34	SE NW , LESS that part described as commencing on the E &	647	266
3102-49-01	ASHLEY, HERBERT E ET UX	ASH MINES & MINERALS,	1995	10	28	CHEBOYGAN	MI	33N	03W	34	NE SW lying Westerly of Old HWY M-27, exc. The N 488'	647	300
3102-54-01	CAMPBELL, JAMES H ET AL	ASH MINES & MINERALS,	1995	10	30	CHEBOYGAN	MI	33N	03W	35	NE SW	647	260
3102-56-00	MIKOLON, EDWIN P ET UX	ASH MINES & MINERALS,	1995	10	28	CHEBOYGAN	MI	33N	03W	35	W2 SE	647	280
3102-66-00	O'BRIEN, DOROTHY	STURGEON POINT DEV CO	1998	10	19	CHARLEVOIX	MI	33N	04W	36	Part of the NW SE lying N of Road and the SW NE	394	327
3102-02-00	ASHLEY, ELMER ET UX	ASH MINES & MINERALS,	1995	11	4	OTSEGO	MI	32N	03W	2	N2 NW4	610	733
3102-02-00	ASHLEY, ELMER ET UX	ASH MINES & MINERALS,	1995	11	4	CHEBOYGAN	MI	33N	03W	34	EAST 377.5 FEET OF SOUTH 577.5 FEET OF SE SE	771	706
3102-05-01	CHAFEE, DONALD ET UX	ASH MINES & MINERALS,	1995	11	22	OTSEGO	MI	32N	03W	10	E2 E2 NE NW	661	835
3102-06-00	NOESKE, HUGO H ET UX	ASH MINES & MINERALS,	1995	11	22	OTSEGO	MI	32N	03W	10	Commence at the corner of the NE NE; thence S 120 ft to	672	807
3102-43-00	ASHLEY, DUANE ET UX	ASH MINES & MINERALS,	1995	11	4	CHEBOYGAN	MI	33N	03W	34	W 200 feet of the E 577.5 feet of the S 577.5 feet of the S2 SE	647	258
3102-44-00	SNYDER, KEITH ET UX	ASH MINES & MINERALS,	1995	11	4	CHEBOYGAN	MI	33N	03W	34	Part of the S2 SW described as commencing at the SE corner	647	262
3102-50-00	ALBERTY, DANIEL ET UX	ASH MINES & MINERALS,	1995	11	17	CHEBOYGAN	MI	33N	03W	34	Part of the NE NE lying E of old HWY 27	647	274
3102-51-01	GREEN, SANDRA GAIL	ASH MINES & MINERALS,	1995	11	16	CHEBOYGAN	MI	33N	03W	34	Pat of the SE NE lying between old U.S 27 and old Gaylord	647	306
3102-53-00	DUNHAM, FLOYD V ET UX	ASH MINES & MINERALS,	1995	11	30	CHEBOYGAN	MI	33N	03W	34	Part of the SW SW described as commencing at the SW	647	288
3102-54-02	DODGE, MURRAY ET UX	ASH MINES & MINERALS,	1995	11	1	CHEBOYGAN	MI	33N	03W	35	NE SW	647	276
3102-55-00	HALL, TONIA E ET AL	ASH MINES & MINERALS,	1995	11	30	CHEBOYGAN	MI	33N	03W	34	Part of the SW SW described as commencing at the SW	647	292
3102-57-00	DICKINSON, FILBERT BOYD ET	ASH MINES & MINERALS,	1995	11	28	CHEBOYGAN	MI	33N	03W	35	Commncing at the point on the E/W quarter line, 1624.7 feet S	647	286
3102-70-00	LANNING, SANDRA L ET AL	ASH MINES & MINERALS,	1995	11	30	CHEBOYGAN	MI	33N	03W	34	Part of the SW SW described as commencing at the SW	647	290
3102-71-00	STROUSE, SHERRY L	ASH MINES & MINERALS,	1995	11	22	CHEBOYGAN	MI	33N	03W	34	Commencing at the SW corner of the SW SW, thence N along	647	268
3102-72-00	PILARSKI, DANIEL S ET UX	ASH MINES & MINERALS,	1995	11	22	CHEBOYGAN	MI	33N	03W	34	Commencing at the intersection of the centerline and County	647	270
3102-73-01	STRAUB, JOHN H	ASH MINES & MINERALS,	1995	11	15	CHEBOYGAN	MI	33N	03W	34	Part of the NE SW described as commencing at the W corner	647	272
3102-74-01	BINGGESER, FRITZ ET UX	ASH MINES & MINERALS,	1995	11	6	CHEBOYGAN	MI	33N	03W	34	S2 SE except a parcel 35 rods square located in the SE corner	647	303
3102-76-00	MOREHOUSE, CHAD	ASH MINES & MINERALS,	1995	11	29	CHEBOYGAN	MI	33N	03W	34	Part of the SE SW described as commencing at a point distant	647	284
3102-78-00	DICKINSON, FILBERT	ASH MINES & MINERALS,	1995	11	22	CHEBOYGAN	MI	33N	03W	35	SE SW, SW NE & SE NW, less and except that parcel	647	278
3102-13-00	SOVIAK, STEVEN M ET UX	ASH MINES & MINERALS,	1995	12	1	CHEBOYGAN	MI	33N	03W	34	Part of the SE NE commencing at the SE corner of said SE	647	294
3102-63-00	EASTWOOD, EARL E ET UX	ENERGY QUEST, INC	2001	12	12	CHARLEVOIX	MI	33N	04W	25	NW NW	420	836
3102-63-00	EASTWOOD, EARL E ET UX	ENERGY QUEST, INC	2001	12	12	CHARLEVOIX	MI	33N	04W	26	NE NE	420	936

EXHIBIT "A"

Cheboygan, Otsego, and Charlevoix Cos., MI

Attached to Farmout Agreement dated July 23, 2004, by and between CDX GAS, LLC as Farmor, and AURORA ENERGY, LTD, as Farmee

LEASE NUMBER	LESSOR	LESSEE	LEASE YEAR	LEASE MONTH	LEASE DAY	COUNTY	STATE	T	R	S	LEGAL DESCRIPTION	BOOK	PAGE
3102-64-00	EASTWOOD, ED E	ENERGY QUEST, INC	2001	12	11	CHARLEVOIX	MI	33N	04W	25	SW NW	420	940
3102-64-00	EASTWOOD, ED E	ENERGY QUEST, INC	2001	12	11	CHARLEVOIX	MI	33N	04W	26	SE NE	420	940
3102-75-01	FLICKINGER, WILLIAM E	ASH MINES & MINERALS,	1998	12	1	CHEBOYGAN	MI	33N	03W	34	Part of the SE SW described as commencing at a point on the SW	647	282
3102-87-00	MI SL #N-38690	CDX GAS LLC	2004 TO BE ISSUED IN 10/2004	10		CHARLEVOIX	MI	33N	04W	36			

Attached to and made a part of that certain Farmout Agreement dated July 23, 2004, by and between CDX Gas, LLC, as Farmor, and Aurora Energy, Ltd., as Farmee

Exhibit "B"

Lessor	Lessee	Liber/Page	Gross Acres	Net Acres	DESCRIPTION Town/Range	Section	
Biehl, Aurthur&Virginia& Trust	O.I.L.	Not recorded	40.75	17.77	T33N-R4W	35	Part of the E/2
Biehl, Jerry & Karen & Trust	O.I.L.	Not recorded	40.75	17.77	T33N-R4W	35	Part of the E/2
Hall, John C. & Nancy A.	O.I.L.	Not recorded	15.00	15.00	T33N-R4W	35	Part of the SE/4
Hindbaugh, Glen & Nancy	O.I.L.	Not recorded	40.00	40.00	T33N-R4W	35	NE/4 NW/4
Howard, Dennis P. & Maxine E.	O.I.L.	591/364	60.00	60.00	T33N-R4W	26	Part of the N/2 NW/4
Howard, Patrick & Amy	O.I.L.	596/712	20.00	20.00	T33N-R4W	26	NW/4 of NW/4
Loeffelbein, Roger C. & Elaine J.	O.I.L.	585/581	40.00	10.00	T33N-R4W	35	SW/4 SW/4
Siegrist, David H. & Eva	O.I.L.	589/371	200.00	200.00	T33N-R4W	35	Part of NW/4, & N/3 SW/4
State of Michigan 57	O.I.L.	Not recorded	80.00	80.00	T33N-R4W	25	E/2 NE/4
State of Michigan N-58	O.I.L.	Not recorded	80.00	80.00	T33N-R4W	25	W/2 NE/4
State of Michigan N-59	O.I.L.	Not recorded	80.00	80.00	T33N-R4W	25	E/2 NE/4
State of Michigan 60	O.I.L.	Not recorded	120.00	120.00	T33N-R4W	25	E/2 SE/4,SW/4 SE/4
State of Michigan N-61	O.I.L.	Not recorded	40.00	40.00	T33N-R4W	25	NW/4 SE/4
State of Michigan 62	O.I.L.	Not recorded	80.00	80.00	T33N-R4W	25	W/2 SW/4
State of Michigan N-63	O.I.L.	Not recorded	80.00	80.00	T33N-R4W	25	E/2 SW/4
State of Michigan 64	O.I.L.	Not recorded	40.00	40.00	T33N-R4W	26	SW/4 NE/4